                                                                Exhibit (e)(2)


                               AMENDED SCHEDULE A
                            TO DISTRIBUTION AGREEMENT
                              DATED AUGUST 13, 2008

                                      FUNDS

                           Boston Trust Balanced Fund
                            Boston Trust Equity Fund
                           Boston Trust Small Cap Fund
                            Boston Trust Mid Cap Fund
                            Walden Social Equity Fund
                           Walden Social Balanced Fund
                        Walden Small Cap Innovations Fund


         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below as of the day and year first written above.


                                            THE COVENTRY GROUP


                                            By:
                                                -------------------------------
                                            Name:  John Danko
                                            Title: President


                                            FORESIDE DISTRIBUTION SERVICES, L.P.


                                            By:
                                                -------------------------------
                                            Name:  Brian K. Bey
                                            Title: President